                                                                  EXHIBIT 11

                                   ARMCO INC.
                 COMPUTATION OF INCOME (LOSS) PER COMMON SHARE
(Dollars and shares in millions,
   except per share amounts)                              Three Months Ended
PRIMARY                                                         March 31,
- -----------------------------------------------------------------------------
                                                          1996          1995
- -----------------------------------------------------------------------------
Income from continuing operations                      $   6.9       $   0.9
Preferred stock dividends                                 (4.5)         (4.5)
- -----------------------------------------------------------------------------
Income (loss) from continuing operations applicable
   to common stock                                         2.4          (3.6)
Income from discontinued operation                         -             1.5
- -----------------------------------------------------------------------------
Net income (loss) applicable to common stock           $   2.4       $  (2.1)
- -----------------------------------------------------------------------------

Weighted average number of common shares                 106.4         105.6
Weighted average number of common equivalent shares        -             -
- -----------------------------------------------------------------------------
Average common shares outstanding as adjusted            106.4         105.6
- -----------------------------------------------------------------------------

Income (loss) per share from continuing operations     $  0.02       $ (0.03)
Income per share from discontinued operation               -            0.01
- -----------------------------------------------------------------------------
Net income (loss) per share                            $  0.02       $ (0.02)
- -----------------------------------------------------------------------------


FULLY DILUTED*

Income from continuing operations                      $   6.9       $   0.9
Preferred stock dividends                                  -            (4.5)
- -----------------------------------------------------------------------------
Income (loss) from continuing operations applicable
   to common stock                                         6.9          (3.6)
Income from discontinued operation                         -             1.5
- -----------------------------------------------------------------------------
Net income (loss) applicable to common stock           $   6.9       $  (2.1)
- -----------------------------------------------------------------------------

Weighted average number of common shares                 106.4         105.6
Weighted average number of common equivalent shares        -             **
Weighted average number of preferred shares on an
   "if converted" basis	                                  22.7           **
- -----------------------------------------------------------------------------
Average common shares outstanding as adjusted            129.1         105.6
- -----------------------------------------------------------------------------

Income (loss) per share from continuing operations     $  0.05       $ (0.03)
Income per share from discontinued operation              -             0.01
- -----------------------------------------------------------------------------
Net income (loss) per share                            $  0.05       $ (0.02)
- -----------------------------------------------------------------------------

Shares of stock outstanding at March 31
   Common                                                106.7         105.9
   Preferred - $2.10 Class A                               1.7           1.7
   Preferred - $3.625 Class A                              2.7           2.7
   Preferred - $4.50 Class B                               1.0           1.0

* Calculation of fully diluted income per share is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083, although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an antidilutive result, or is not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

**  Antidilutive